The Law Office of Stephen E. Rounds
                         4635 East Eighteenth Avenue
                         Denver, Colorado, USA 80220
                      Tel. 303.377.6997 Fax 303.377.0231

November 24, 1999

Securities and Exchange
Commission
Division of Corporation Finance
450 5th Street NW
Washington, DC 20546

Attn:     Small Business Office
     SEC File No. 0-27083

Re:  W3 Group, Inc.
     Preliminary Proxy - Modification of Series B Convertible
Preferred Stock

Dear Sir or Madam:

     This office represents the registrant, and files on its behalf a preliminary proxy for the proposed adjustment in conversion rights of shares of outstanding Series B preferred stock, into shares of common stock. Directors will not be elected at the meeting. The adjustment in conversion ratio is favorable to the Series B holders, and dilutive to the common stock holders. Hence, under the law of registrant's domicile (Colorado), only the common stock holders are entitled to vote on the proposal.

     Periodic reports are incorporated by reference.

     Although the proposal seeks to modify securities (an item 12, 14A matter), no financial information is delivered (item 13), because the financial impact of the proposal will be (1) pro forma only in the event of future conversion, and (2) even then, limited to the equity section of the balance sheet (issued common stock numbers will increase). No other financial statement of the registrant will be impacted.

     No fee is paid because this filing does not relate to an acquisition, merger, spinoff, consolidation or disposition of assets. See rule 14a-6(i)(1).

     We understand it is unlikely, but if the staff has any questions or needs further information in the course of review and prior comments being issued, please advise the undersigned directly.
Thank you.
                              Yours Sincerely,

                              /s/Stephen E. Rounds
                              Stephen E. Rounds

SER/gl
cc: W3 Group, Inc.

                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

[X] Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                        COMMISSION ONLY (AS PERMITTED BY
                                        RULE 14A-6(E) (2))
[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or
Section 240.14a-12

W3 GROUP, INC.
-------------------------------------------------------------
(Name of Registrant as Specified In Its Charter)

Stephen E. Rounds
-------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
                                   Payment of Filing Fee (Check
the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules
14a-6(1)(4) and 0-11.

     (1) Title of each class of securities of to which transaction applies:

---------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

---------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

---------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          _/ Set forth the amount on which the filing fee is calculated and state how it was determined.

---------------------------------------------------------------------
     (5)  Total fee paid:

---------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No:

--------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------
     (4) Date Filed:

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                                   W3 GROUP, INC.

                          444 Madison Avenue, Suite 1710
                                  New York, NY 10022

                       NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                       To be held on Tuesday, January 18, 2000
                                  \
TO THE SHAREHOLDERS OF W3 GROUP, INC.

     PLEASE TAKE NOTICE that a Special Meeting of Shareholders of W3 Group, Inc., a Colorado corporation (the "Company"), will be held at the Company's executive offices, 444 Madison Avenue, Suite 1710, New York, New York 10022, on Tuesday, January 18, 2000 at 10:00 a.m., local time, or at any adjournments thereof, for the purpose of acting upon:

     1. Amending the Articles of Incorporation to adjust the conversion right of the Series B Convertible Preferred Stock from an amount equal to .0416 shares to an amount equal to .5 (one half) share of Common Stock for each one share of Series B
Convertible Preferred Stock.

     2. Such other business as may properly come before such meeting.

     Only shareholders of record of Common Stock at the close of business on Thursday, December 9, 1999, will be entitled to notice of and to vote at the Special Meeting or any adjournment thereof. The Company's transfer books will not be closed for the Meeting.

     A list of shareholders entitled to vote at the Meeting will be available for inspection by any record shareholder at the Company's principal executive offices in New York City, New York.

                                        By Order of the Board of Directors
                                        /s/ Robert Gordon
November 24, 1999                       Robert Gordon, Executive Vice President

     Please date, sign and return your Proxy so that your shares may be voted as you wish, and to assure quorum. The prompt return of your signed Proxy, regardless of the number of shares you hold, will save the Company money by reducing the expense of soliciting you to sign your Proxy. If you sign your Proxy, you still may attend the Special Meeting and vote in person.

                         YOUR VOTE IS IMPORTANT

                             W3 GROUP, INC.

                      444 Madison Avenue, Suite 1710
                           New York, NY 10022

                             PROXY STATEMENT
                   FOR SPECIAL MEETING OF SHAREHOLDERS
                 TO BE HELD ON TUESDAY, JANUARY 18, 2000

         The enclosed Proxy is solicited on behalf of the board of directors of W3 Group, Inc. (The "Company") for use at the Special Meeting of Shareholders to be held at 10:00 a.m. local time on Tuesday, January 18, 2000.
The Notice of Meeting, Proxy Statement and Proxy will be mailed to record shareholders on or about December 13, 1999.

                        REVOCABILITY OF PROXY

         The Proxy may be revoked
at any time, to the extent it has not been exercised, by: (i) written revocation; (ii) executing a later-dated Proxy and delivering it to the Company; (iii) requesting (in writing) a return of the Proxy; or (iv) the shareholder voting in person at the Special Meeting.

                            VOTING OF PROXY

        If the enclosed Proxy is
executed and returned, it will be voted as indicated by the shareholder on the proposal: Unless otherwise instructed to the contrary in the Proxy, the appointees named in the Proxy will:

     1. VOTE FOR amending the Articles of Incorporation to adjust the conversion right of the Series B Convertible Preferred Stock from an amount equal to .0416 shares to an amount equal to
 .5 (one half) shares of Common Stock for each one share of Series B Convertible Preferred Stock.

     2. VOTE in accordance with their best judgement on such other business as may properly come before the Special Meeting.

     As of the date of the Notice of Meeting and Proxy Statement, the management of the Company has no knowledge of other matters that may be brought before the Special Meeting.

                        SOLICITATION

        The costs of preparing,
assembling and mailing the Notice of Meeting, Proxy Statement and Proxy (the "Proxy Materials") as well as solicitations of the Proxies and miscellaneous related costs, will be paid by the Company. Solicitation will be done by the U.S. Mail; the Company may also use the services of its directors, officers and employees to solicit Proxies, personally, or by telephone, but they will not be paid for such work. It is not expected that the Company will hire special employees or paid solicitors, although it reserves the right to do so.

     The Company will ask banks, brokerage houses and other custodian, nominees and fiduciaries to forward copies of the Proxy Materials to those persons for whom they hold shares and request authority for the execution of the Proxies. The Company will reimburse the nominees for their reasonable out-of-pocket expenses.

                          VOTING SECURITIES

       Only holders of record of
shares of the Company's no par value common stock at the close of business on Friday, October 29, 1999, will be entitled to vote at the Special Meeting. On the record date, the Company has 3,413,582 shares of common stock outstanding and entitled to vote. The Company has no other class of voting securities outstanding. Each share of common stock is entitled to one vote, in person or by proxy, on all matters. Cumulative voting is not allowed on any matters. A majority of the issued and outstanding shares of common stock represented in person or by Proxy, constitutes a quorum at any shareholders' meeting. Approval of the proposal presented herein requires an affirmative vote of a majority of the shares represented at the meeting, either in person or by proxy.

     Management has been informed that shareholders (including management) owning 75.2 percent of the outstanding shares of the Common Stock have agreed to vote their shares in favor of Proposal One, which is in excess of the amount of votes required for approval.

               THE RESTRUCTURING OF THE COMPANY

         At a special meeting of
shareholders on August 12, 1999, a restructuring of the Company was approved by shareholders. The Company developed a new business strategy which is focused on seeking acquisition opportunities with Internet related technology companies. As the first step in its reorganization process, the Company divested its sole operating subsidiary, L'Abbigliamento, Ltd., effective March 31, 1999, since this subsidiary did not fit the Company's new direction. Also, the Company completed an Agreement and Plan of Share Exchange with W3 Group, Inc., effective October 1, 1999. Under the terms of this Agreement, the Company's name was changed to W3 Group, Inc., and a reverse split was effected of its Common Stock on the basis of one new share for each 30 existing shares, after which 3,275,000 new shares (post reverse split) of Common Stock were issued to W3 shareholders in exchange for 100 percent of the capital stock of W3 Group, Inc. Also, a special distribution was made of Common Stock Purchase Warrants to holders of the Company's Common Stock, Series B Convertible Preferred Stock and Series B Convertible Preferred Stock Purchase Warrants. The special distribution was made in October, 1999 to the holders of record as of September 30, 1999 on the basis of one Common Stock Purchase Warrant for each ten shares of Common Stock either held on the record date or committed to be issued upon the conversion of the Series B Preferred Shares, or the Series B Preferred Warrants. The Common Stock Purchase Warrants are redeemable by the Company under certain conditions and each Common Warrant represents the right to purchase one share of Common Stock at a price of $6.00 per share during a two year exercise period which expires on October 1, 2001.

OWNERSHIP OF COMMON STOCK BY MANAGEMENT AND CERTAIN BENEFICIAL
OWNERS

        The following is a list
of all record holders who, as of October 29, 1999 beneficially owned more than five percent of the outstanding shares of common stock, as reported in filings with the Securities Exchange Commission (the "SEC") or as otherwise known to the Company, and a list of the ownership of shares of Common Stock by each officer and director of the Company, and by all officers and directors as a group. Except as otherwise noted, each holder exercises the sole voting and dispositive powers over the shares listed opposite the holder's name.



     Name and Address of             Amount and nature of
     Beneficial Owner                beneficial ownership     Percent of Class


Sirbu Enterprises, LLLP a
Colorado Limited
Liability Limited Partnership(1)*
      16414 Sandstone Drive
      Morrison, CO 90465             625,000                  18.31%

Wilmont Holdings Corp.(2) *
      444 Madison Avenue, Ste 1710
      New York, NY 10022             630,000                  18.46%

Lomar Corp.(3) *
      444 Madison Avenue, Ste 1710
      New York, NY 10022             625,0000                 18.31%

Thomas C. Hushen*
      33278 Bluebell Circle
      Evergreen, CO 80439            500,000                  14.65%

Robert Gordon *
      444 Madison Avenue, Suite 1710
      New York, NY 10022             103,667                   3.04%

Dunhill Limited (4) *
      444 Madison Avenue
      New York, NY 10022               3,333                   0.10%

Remsen Group, Ltd. (5) *
      21 Schermerhorn Street
      Brooklyn, NY 11201               7,617                   0.22%

Ameristar Group Incorporated (6)*
      444 Madison Avenue
      New York, NY 10022              22,500                   0.66%

Officers and Directors
     as a Group (5 Persons)        2,517,117                  73.74%

* Officer and/or Director

(1) Sirbu Enterprises, LLLP, a Colorado Limited Liability Limited Partnership is privately owned and controlled equally by P. Richard Sirbu, Chairman and CEO, and
       President of the Company and his wife Karen K. Sirbu.
(2) Wilmont Holdings Corp. is a privately held corporation principally owned and controlled by Joseph J. Messina, a Director of the Company.
(3) Lomar Corp. is privately held corporation principally owned and controlled by
       Martin I. Saposnick, a Director of the Company.
(4) Dunhill Limited is a privately held corporation principally owned and controlled by Joseph J. Messina and Martin I. Saposnick, Directors of the Company.
(5) Remsen Group, Ltd. is a privately held corporation principally owned and controlled by Martin I. Saposnick, a Director of the Company.
(6) Ameristar Group Incorporated is a privately held corporation principally owned and controlled by Joseph J. Messina and Martin I. Saposnick, Directors of the Company.

                              DIRECTORS

  The following table sets forth as of the date hereof, each of the Company's directors and their positions:


NAME                    AGE   POSITION WITH THE COMPANY

P.  Richard Sirbu       56    Chairman and Chief Executive Officer and Director

Thomas C.  Hushen       56    Senior Vice President and Chief Technology
                              Officer, Secretary  and Director

Martin I. Saposnick     53    Director of Corporate Development, and Director

Joseph J. Messina       44    Director

The directors will serve until the next annual meeting of stockholders and until their successors are qualified and elected.

                 Profiles of Officers and Directors:

P. Richard Sirbu is Chairman and Chief Executive Officer of the Company. Mr.
Sirbu has a strong track record of building profitable companies and emerging technologies. His many strengths include the ability to develop comprehensive strategic and tactical directions and implement plans for results, analyze and solve complex problems, organizational development, and a bottom-line orientation.

   Previously, Mr. Sirbu was President of On Money Financial
Service Corp.  a
subsidiary of AmeriTrade Holding Corporation. Mr. Sirbu initiated and sold Internet based programs to firms that provided for the launch with access to 25 million consumers.

   Mr. Sirbu was also President of AmeriTrade Clearing, Inc., a subsidiary of
AmeriTrade Holding Corporation, and created the first Internet "financial services mall" for financial professionals. He created a new strategic direction for the company that resulted in a very significant reduction of corporate asset risk, a six fold increase in customer accounts, and a substantial increase in pre-tax profits. He created and managed a staff of 500 technology, marketing and finance personnel.

   Thomas C. Hushen is Senior Vice President and Chief Technology Officer, Secretary and a Director of the Company. Mr. Hushen has broad based technology and management experience, with a record of creating sustained growth, exploiting emerging technologies, exceptional team building skills and customer orientation. He is very experienced in developing and implementing strategic plans for information technology systems, and has been involved in starting up new organizations and turn-around projects. Mr. Hushen was responsible for the over-all technology implementation of the first professional financial services mall on the Internet.

   Previously, Mr. Hushen was Director - General Manager for Gateway 2000 and responsible for the development and implementation of their Internet strategy. The web site developed is generating significant daily order revenue and experiencing over two million hits daily, and the system includes over 300 private Extranet sites.

   Prior to Gateway 2000, Mr. Hushen was Vice President and Chief Information Officer for AmeriTrade Holding Corporation, and was responsible for all aspects of technology and corporate management information systems. He implemented the company's first Web server providing on-line securities trading and establishing AmeriTrade as an Internet leader in the brokerage industry. He also managed the company's legacy systems to facilitate a ten-fold increase in business, with 70 per cent of the business conducted over the Internet.

   Mr. Hushen was also Vice President and Chief Information
Officer of Southwest
Securities, a regional brokerage firm. Mr. Hushen was Director of Information Technology for SABRE division of American Airlines, where he held several management positions. Mr.
Hushen has 18 years of diverse technology experience with major airline carriers. Mr.
Hushen was President of Compudata Systems, Inc., a business software development firm.
Mr. Hushen has a B.S. in Business Administration from the University of New Hampshire.

   Martin I. Saposnick is Director of Corporate Development and a
Director of the
Company. Mr. Saposnick is also President of Ameristar Group Incorporated, a private investment and financial consulting firm specializing in "micro cap" and "small cap" companies, and was a Director of Concorde Strategies Group, Inc. until February, 1999.
Previously Mr. Saposnick was President of Remsen Group, an independent investment banking and financial consulting services company. Prior to Remsen Group, Mr. Saposnick was Chairman of the Board and President of Marsan Securities Co., Inc., a financial services firm, which was a wholly owned subsidiary of Marsan Capital Corporation, a publicly held company. Mr. Saposnick was also Chairman of the Board and President of
Marsan Capital Corporation. In 1985, Mr. Saposnick entered into a consent decree with the Commission; the agreement ended administrative proceedings initiated by the
Commission in connection with Mr. Saposnick's alleged participation in the initial public offering of securities of North Atlantic Airlines, Inc. Previously, Mr.
Saposnick was Vice President of Chestman Securities, Co., Inc. and had been Assistant
Manager of Specialist Surveillance Division of the New York Stock
Exchange.  Mr.
Saposnick is a graduate of Hunter College and completed graduate studies in Finance and
Investments at Baruch College.

   Joseph J. Messina is a Director of the Company. He is also Chairman and CEO of both Ameristar Capital Corporation, a lease financing ans asset based lender and Ameristar Group Incorporated, an investment banking and financial consulting form specializing in "small cap" companies. Mr. Messina is a former Director of Concorde Strategies Group, Inc. Mr. Messina was previously President and Chief Operating officer of Vendor Funding Co., Inc. a subsidiary of Bank of Ireland First Holdings. Vendor
Funding, a national middle market lessor and asset based lender, was co-founded by Mr. Messina and subsequently sold to First NH Banks of Manchester, New Hampshire. Mr. Messina is a Director of Credit America Venture Capital, an entity formed to acquire the manufacturing and distribution network of Mako Marine International, Inc. He is a former Director of Mako Marine International, Inc., a publicly held corporation, and past President of the Eastern Association of Equipment Lessors.

                             PROPOSAL ONE

   Each share of Series B Convertible Preferred Stock was originally convertible into
1.25 shares of Common Stock at the election of the shareholder until the close of business on October 14, 2002. As a result of the 1 for 30 reverse split of Common Stock effected of October 1, 1999, each share of Series B Stock is convertible into .0416 shares of Common Stock.

   Upon further review of the effect of the reverse split of the Common Stock on the
Series B conversion right, the Board of Directors has approved a modification of the existing conversion right in order to make it more equitable to holders of Series B
Stock. Under this proposed conversion right, each share of Series B Stock would be convertible into .5 (one half) of a share of Common Stock.

   If the proposal being presented herein is approved, and shares of Series B
Convertible Preferred Stock are converted into Common Stock, all of the Common Stock
Shareholders, including officers, directors, and principal shareholders, will be diluted equally with respect to the percentage of outstanding shares such persons own after conversion of Preferred Stock. On a pro forma basis, assuming all Series B Stock was converted, there would be 3,457,512 shares of Common Stock issued and outstanding using the current conversion ratio, if the new conversion ratio is approved, and all Series
B Stock is converted, there would be 3,941,582 shares of Common Stock issued and outstanding.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR"
APPROVAL OF THE CHANGE
IN THE CONVERSION RIGHT FOR SERIES B CONVERTIBLE PREFERRED STOCK.

                      INCORPORATION BY REFERENCE

   W3 Group, Inc., a Colorado corporation, is registered with the SEC under section
12(g) of the Exchange Act and, in accordance therewith, files periodic and other reports with the Securities and Exchange Commission. As part of this Proxy Statement, the Company incorporates by reference its annual report contained in Form 10-KSB for the fiscal year ended December 31, 1998, Form 10-QSB for the interim periods ended March
31, June 30 and September 30, 1999, and interim report on Form 8-K filed on October 15,
1999. The Company will provide, without charge, to each person to whom a proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in the proxy statement (not including exhibits to the information that is incorporated by reference).
Please contact Robert Gordon, Executive Vice President by telephone at 212 317-0060 or mail at 444 Madison Avenue, Suite 1710, New York, NY 10022 to request a copy of these materials.

                            OTHER MATTERS

   The Board does not know of any other matters which may properly come before the
Special Meeting. However, if any other matters properly come before the Special Meeting, it is the intention of the appointees named in the enclosed form of Proxy to vote said
Proxy in accordance with their best judgement on such matters.

   Your cooperation in giving these matters your immediate attention, and in returning your Proxy promptly, will be appreciated.

                                     By Order of the Board of
Directors
                                     W3 Group, Inc.

                                     /s/ Robert Gordon
                                     Robert Gordon, Executive
Vice President

Dated: November 24, 1999

                         PROXY

                            W3 GROUP, INC.

   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS, THE SHARES
REPRESENTED HEREBY
WILL BE VOTED AS SPECIFIED HEREON WITH RESPECT TO THE ABOVE
PROPOSALS.

   KNOW ALL MEN BY THESE PRESENTS: That the undersigned shareholder of W3 Group, Inc.
(The "Company") in the amount noted below, hereby constitutes and appoints Robert
Gordon, Executive Vice President, with full power of substitution, and proxies, to appear, attend and vote all of the shares of stock standing in the name of the undersigned at the Special Meeting of the Company's shareholders to be held at the
Company's executive offices at 444 Madison Avenue, Suite 1710, New York, NY 10022 on
Tuesday, January 18, 2000 at 10:00 a.m., local time, or any adjournment thereof, upon the following:

Where no vote is specified, the proxyholder will cast votes in their discretion on any other matters that may come before the Meeting. To vote, check the box: to abstain, do not check either box opposite the proposal.

   Sign your name exactly as it appears on the mailing label below. It is important to return this Proxy properly signed in order to exercise your right to vote, if you do not attend in person. When signing as an attorney, executor, administrator, trustee, guardian, corporate officer, etc., indicate your full title as such.

PROPOSAL 1  FOR ___   AGAINST ___    1.   Approve amending the articles of
                                          incorporation to adjust the conversion
                                          right of the Seris B Convertible
                                          Preferred Stock from an amount equal
                                          to .0416 shares to .5 (one half) share
                                          of Common Stock for each one share of
                                          Series B Convertible Preferred
                                          Stock.


                                          X
                                           (Sign on this line - joint holders
                                           may sign appropriately)



                                          (Date)            (Number of Shares)

                                          PLEASE NOTE: Please sign, date and
                                          place this Proxy in the enclosed self-
                                          addressed, postage prepaid envelope
                                          and deposit it in the mail as soon as
                                          possible. Please check if you are
                                          planning to attend the meeting

                                          If the address on the mailing label is
                                          not correct, please provide the
                                          correct address in the following
                                          space.